Exhibit (j)(ii)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of TOBAM Emerging Markets Fund, Sirios Long/Short Fund and Sirios Focus Fund and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of TOBAM Emerging Markets Fund, Sirios Long/Short Fund and Sirios Focus Fund dated February 1, 2022.

We also consent to the incorporation by reference of our reports dated November 24, 2021, with respect to the financial statements and financial highlights of FundVantage Trust (comprising TOBAM Emerging Markets Fund, Sirios Long/Short Fund and Sirios Focus Fund) included in its Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2021, into this Post-Effective Amendment No. 266 to the Registration Statement (Form N-1A, File No. 333-141120), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

January 28, 2022